Industry Canada Industrie Canada

Certificate of Amendment

Canada Business Corporations Act

Certificat de modification

Loi régissant les sociétés par actions de régime fédéral

Totem Sciences Inc.	**234468-8**
Name of corporation-Dénomination de la société	Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended		Je certifie que les statuts de la société susmentionnée ont été modifiés :
(a) under section 13 of the *Canada Business Corporations Act* in accordance with the attached notice;	☐	a) en vertu de l'article 13 de la *Loi régissant les sociétés par actions de régime fédéral*, conformément à l'avis ci-joint;
(b) under section 27 of the *Canada Business Corporations Act* as set out in the attached articles of amendment designating a series of shares;	☐	b) en vertu de l'article 27 de la *Loi régissant les sociétés par actions de régime fédéral*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes désignant une série d'actions;
(c) under section 179 of the *Canada Business Corporations Act* as set out in the attached articles of amendment;	☒	c) en vertu de l'article 179 de la *Loi régissant les sociétés par actions de régime fédéral*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes;
(d) under section 191 of the *Canada Business Corporations Act* as set out in the attached articles of reorganization;	☐	d) en vertu de l'article 191 de la *Loi régissant les sociétés par actions de régime fédéral*, tel qu'il est indiqué dans les clauses de réorganisation ci-jointes;
(e) under section 192 of the *Canada Business Corporations Act* as set out in the attached articles of arrangement.	☐	e) en vertu de l'article 192 de la *Loi régissant les sociétés par actions de régime fédéral*, tel qu'il est indiqué dans les clauses d'arrangement ci-jointes.

[signature]	**April 13, 1994/le 13 avril 1994**
Director - Directeur	Date of Amendment - Date de modification

Canada

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